Exhibit 99

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

TAUBMAN CENTERS, INC. ISSUES FOURTH QUARTER AND FULL YEAR 2018 RESULTS AND INTRODUCES 2019 GUIDANCE

–	2018 Net Income Up 4.8 Percent and Earnings Per Diluted Common Share (EPS) Up 4.4 Percent

–	Comparable Center Net Operating Income (NOI), Including Lease Cancellation Income Up 4.4 Percent for the Year (Up 3.8 Percent Excluding Lease Cancellation Income)

–	2018 Funds from Operations (FFO) and Adjusted FFO Up 5.7 Percent and 3.5 Percent, respectively

–	Industry-leading Sales Per Square Foot $824, Up 8.6 Percent for the Year

–	Sales Per Square Foot Up 10.1 Percent for the Quarter, Tenth Consecutive Quarter of Positive Sales Growth

–	Average Rent Per Square Foot Up 3.9 Percent for the Year

BLOOMFIELD HILLS, Mich., Feb. 13, 2019 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the quarter and full year periods ended December 31, 2018.

	December 31, 2018 Three Months Ended	December 31, 2017 Three Months Ended	December 31, 2018 Year Ended	December 31, 2017 Year Ended
Net income attributable to common shareowners, diluted (in thousands) Growth rate	$3,087 (84.8)%	$20,291	$58,037 4.8%	$55,381
Net income attributable to common shareowners (EPS) per diluted common share Growth rate	$0.05 (84.8)%	$0.33	$0.95 4.4%	$0.91
Funds from Operations (FFO) per diluted common share Growth rate	$0.86 (15.7)%	$1.02	$3.71 5.7%	$3.51
Adjusted Funds from Operations (Adjusted FFO) per diluted common share Growth rate	$0.91(1) (11.7)%	$1.03(2)	$3.83(1) 3.5%	$3.70(2)
(1) Adjusted FFO for the three months and year ended December 31, 2018 excludes a restructuring charge, costs associated with shareowner activism, and the fluctuation in the fair value of equity securities (due to the adoption of new accounting in 2018). Adjusted FFO for the year ended December 31, 2018 also excludes a charge recognized in connection with the write-off of deferred financing costs related to the early payoff of the Company's $475 million unsecured term loan.
(2) Adjusted FFO for the three months and year ended December 31, 2017 excludes a restructuring charge, costs associated with shareowner activism, and a gain recognized upon the conversion of the Company's investment in Simon Property Group Limited Partnership units (SPG LP Units) to common shares of Simon Property Group. Adjusted FFO for the year ended December 31, 2017 also excludes a charge recognized in connection with the partial write-off of deferred financing costs related to an amendment of the Company's primary line of credit in February 2017.

“We delivered very good results this year in a challenging retail environment,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “Our earnings growth was driven by better rents and recoveries, reduced operating expenses and positive contributions from our newest centers.”

-more-

Taubman Centers/2

Operating Statistics

For the year, comparable center NOI was up 4.4 percent. “We were pleased to achieve our best annual NOI growth rate in six years, with both our U.S. and Asia assets contributing equally,” said Mr. Taubman. Comparable center NOI excluding lease cancellation income was up 3.8 percent.

For the fourth quarter, comparable center NOI was down 2.6 percent (down 1.3 percent excluding lease cancellation income). “As expected, NOI growth was lower this quarter, due to the timing of net recoveries and the timing of two significant retail holidays in Asia, which shifted from the fourth quarter last year to the third quarter this year.”

Comparable center mall tenant sales per square foot were $824 for 2018, an increase of 8.6 percent from 2017. The fourth quarter of 2018 was up 10.1 percent.

Tenant sales per square foot in the company’s U.S. comparable centers were up 10.8 percent in the quarter, bringing 12-month trailing U.S. sales per square foot to a record high of $875, an increase of 8.2 percent.

“Sales per square foot growth was broad-based with nearly all centers and categories of merchandise up this year, including apparel which was up 8 percent,” said Mr. Taubman.

For the year, average rent per square foot in comparable centers was $57.51, up 3.9 percent from $55.36 last year. For the fourth quarter, average rent per square foot in comparable centers was $57.76, up 3.3 percent.

For the year, average rent per square foot in the company’s U.S. comparable centers reached an all-time high of $61.75, an increase of 2.4 percent over 2017. For the quarter, average rent per square foot in comparable U.S. centers was $61.92, up 2.2 percent.

The trailing 12-month releasing spread per square foot for the period ended December 31, 2018 was 3.9 percent. This spread remains impacted by a small number of spaces that have an average lease term of less than two years. Without these leases, the spread was nearly 10 percent.

Ending occupancy in comparable centers was 94.7 percent at year-end, down 1.0 percent from 95.7 percent on December 31, 2017. Ending occupancy in all centers was 94.6 percent, down 0.2 percent from last year.

Leased space in all centers was 96.2 percent, up 0.3 percent from last year. Leased space in comparable centers was 96.3 percent at year-end, down 0.3 percent compared to December 31, 2017.

“The best retail assets continue to grow. This year we set new records for sales productivity and average rents, while growing NOI about four percent,” said Mr. Taubman. “Our high-quality portfolio of assets is well-positioned, as customers are increasingly selective in where they shop and retailers are very selective in their real estate decisions.”

-more-

Taubman Centers/3

2018 Milestones

During 2018, the company:

•
Announced Nordstrom, Inc., is opening a new, state-of-the-art, approximately 116,000-square-foot store at Country Club Plaza, the company’s joint venture in Kansas City, Missouri. The new store is expected to open in 2021. See Nordstrom Announces Relocation of Oak Park Mall Store to Country Club Plaza - February 2, 2018.

•	Increased the regular quarterly dividend by 4.8 percent to $0.655 per share of common stock. See Taubman Centers Increases Quarterly Common Dividend 4.8 Percent to $0.655 Per Share - March 2, 2018.

•
Entered into a redevelopment agreement for Taubman Prestige Outlets Chesterfield (Chesterfield, Mo.) with The Staenberg Group (TSG). The building and improvements on the property were transferred to TSG, as they work towards a significant redevelopment of the property. See Taubman Centers, Inc. Issues Strong First Quarter Results - April 26, 2018.

•
Announced Taubman Asia’s fourth investment and its second joint venture with Shinsegae Group to build, lease and manage a 1.1 million square foot shopping mall in Anseong, Gyeonggi Province, South Korea, a high growth city in the Greater Seoul Metropolitan Area. Starfield Anseong is expected to open in late 2020. Total project cost is expected to be between $570 and $600 million. See Taubman Centers, Inc. Issues Solid Second Quarter Results - July 30, 2018.

•
Celebrated Beverly Center’s (Los Angeles, Calif.) Grand Reveal following the successful $500 million reimagination that has transformed every aspect of the iconic shopping center. See Taubman Reveals $500 Million Reimagination of Iconic Beverly Center Reinventing Retail & Dining in LA; Announces Weekend of Special Events - November 2, 2018.

•
Announced the appointments of Janice (Jan) Fields and Nancy Killefer to the company’s Board of Directors. See Taubman Announces Two New Independent Directors, Two Director Retirements and New Committee Appointments - December 6, 2018.

Financing Activity

During 2018, the company completed over one billion dollars of financings in 2018.

•	A new $300 million, 10-year, non-recourse financing on Twelve Oaks Mall (Novi, Mich.), with a fixed rate of 4.85 percent. The asset was previously unencumbered - February 28, 2018.

•	A new five-year, $250 million, unsecured term loan. The loan bears interest at a range of LIBOR plus 1.25 to 1.90 percent, based on the company’s total leverage ratio - March 20, 2018.

•	Repaid the company’s $475 million term loan that had a February 2019 maturity date - March 20, 2018.

•
A $260 million, 5-year, non-recourse financing on Fair Oaks Mall (Fairfax, Va.), the company’s 50 percent owned joint venture, with the proceeds used to pay off the previous $259 million loan that was scheduled to mature in July 2018 - April 27, 2018.

-more-

Taubman Centers/4

•
Refinanced the construction loan on International Market Place (Waikîkî, Honolulu, Hawaii), a 93.5 percent owned joint venture. The new $250 million loan has a 3-year term with two 1-year extension options, and bears interest at a rate of LIBOR plus 2.15 percent - August 9, 2018.

•
Entered into forward starting swap agreements to reduce the company’s exposure to interest rate fluctuations. The swaps fix the LIBOR rate on the company’s $250 million term loan to a rate of 3.02 percent beginning March 1, 2019 through its maturity date, resulting in an effective rate of 4.27 to 4.92 percent - October 24, 2018.

•
Exercised a one-year extension option for the $150 million loan at The Mall at Green Hills (Nashville, Tenn.). The loan now has a maturity date of December 1, 2019 and the company has an additional one-year extension option available - November 29, 2018.

2019 Guidance

The company is introducing guidance for 2019. Net income attributable to common shareholders (EPS) for the year is expected to be in the range of $0.84 to $1.08.

The company expects FFO per diluted common share for the year to be in the range of $3.62 to $3.74.

This guidance assumes comparable center NOI growth, excluding lease cancellation income, of about 2 percent for the year. The range includes the adoption of the new lease accounting standard, resulting in an additional $5 to $7 million of operating expenses. The company’s guidance also does not include any future costs that may be incurred related to shareowner activism.

A summary of the all the company’s key guidance assumptions is included on page six of the supplemental.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Earnings Press Release

•	Company Overview

•	Operational Statistics

•	Summary of Key Guidance Measures

•	Income Statements

•	Changes in Funds from Operations and Earnings Per Common Share

•	Balance Sheets

•	Debt Summary

•	Capital Spending & Certain Balance Sheet Information

•	Owned Centers

-more-

Taubman Centers/5

•	Redevelopments & New Developments

•	Anchors & Major Tenants in Owned Portfolio

•	Components of Other Income, Other Operating Expense, and Nonoperating Income, Net

•	Earnings Reconciliations

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 10:00 a.m. EST on Thursday, February 14 to discuss these results, business conditions and the company’s outlook for 2019. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days.

About Taubman

Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet shopping centers in the U.S. and Asia and one under development. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

-more-

Taubman Centers/6

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; challenges with department stores; changes in consumer shopping behavior; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; competitors gaining economies of scale through M&A and consolidation activity; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; costs associated with response to technology breaches; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Erik Wright, Taubman, Manager, Investor Relations, 248-258-7232
ewright@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

# # #

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 1 - Income Statement
For the Three Months Ended December 31, 2018 and 2017
(in thousands of dollars)
	2018		2017
	CONSOLIDATED	UNCONSOLIDATED	CONSOLIDATED	UNCONSOLIDATED
	BUSINESSES	JOINT VENTURES (1)	BUSINESSES	JOINT VENTURES (1)
REVENUES:
Minimum rents	91,515	90,185	89,980	92,794
Overage rents	9,217	10,088	9,569	8,758
Expense recoveries	51,337	44,179	57,240	48,240
Management, leasing, and development services	791		944
Other	14,629	10,212	14,451	7,028
Total revenues	167,489	154,664	172,184	156,820

EXPENSES (2):
Maintenance, taxes, utilities, and promotion	44,086	45,678	45,510	45,146
Other operating	23,155	6,708	29,157	7,837
Management, leasing, and development services	284		459
General and administrative	11,629		9,369
Restructuring charge	1,019		9,785
Costs associated with shareowner activism	2,500		2,500
Interest expense	35,955	33,353	28,498	33,141
Depreciation and amortization	54,950	33,910	44,848	33,274
Total expenses	173,578	119,649	170,126	119,398

Nonoperating income, net (3)	856	432	15,481	459
	(5,233)	35,447	17,539	37,881
Income tax benefit (expense)	(553)	(1,450)	270	(1,338)
		33,997		36,543
Equity in income of Unconsolidated Joint Ventures	18,724		20,275
Net income	12,938		38,084
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(1,880)		(2,496)
Noncontrolling share of income of TRG	(1,595)		(8,975)
Distributions to participating securities of TRG	(599)		(577)
Preferred stock dividends	(5,785)		(5,785)
Net income attributable to Taubman Centers, Inc. common shareowners	3,079		20,251

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	85,672	102,710	90,885	104,296
EBITDA - outside partners' share	(7,066)	(48,711)	(7,435)	(49,274)
Beneficial interest in EBITDA	78,606	53,999	83,450	55,022
Beneficial interest expense	(32,947)	(17,118)	(25,494)	(17,079)
Beneficial income tax (expense) benefit - TRG and TCO	(495)	(513)	317	(554)
Beneficial income tax benefit - TCO			(28)
Non-real estate depreciation	(1,188)		(1,229)
Preferred dividends and distributions	(5,785)		(5,785)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	38,191	36,368	51,231	37,389

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	997	476	784	1,031
Country Club Plaza purchase accounting adjustments - minimum rents increase at TRG%		113		39
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	24		44

(1) With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2) Certain expenses of Starfield Hanam, which were previously classified in "Other operating" expense, are now included in "Maintenance, taxes, utilities and promotion" expense. Amounts for 2017 have been reclassified to conform to the 2018 classification.

(3) During the three months December 31, 2018, a net loss of $1.3 million was recognized for the fluctuation in the fair value of equity securities. In connection with the adoption of Accounting Standards Update (ASU) No. 2016-01 on January 1, 2018, the Company now measures its equity securities at fair value with changes in value recorded through net income.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Year Ended December 31, 2018 and 2017
(in thousands of dollars)
	2018		2017
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	353,226	357,465	345,557	344,613
Overage rents	16,670	28,844	16,923	25,393
Expense recoveries	205,514	178,162	211,625	186,161
Management, leasing, and development services	3,271		4,383
Other	62,189	36,246	50,677	29,872
Total revenues	640,870	600,717	629,165	586,039

EXPENSES (2):
Maintenance, taxes, utilities, and promotion	157,957	171,188	167,091	175,581
Other operating	87,308	27,327	94,513	28,227
Management, leasing, and development services	1,470		2,157
General and administrative	37,174		39,018
Restructuring charge	596		13,848
Costs associated with shareowner activism	12,500		14,500
Interest expense	133,197	132,669	108,572	130,339
Depreciation and amortization	179,275	134,872	167,806	130,537
Total expenses	609,477	466,056	607,505	464,684

Nonoperating income, net (3)	14,714	1,923	23,828	3,010
	46,107	136,584	45,488	124,365
Income tax benefit (expense)	231	(6,924)	(105)	(5,837)
		129,660		118,528
Gain on disposition, net of tax (4)				3,713
		129,660		122,241
Equity in income of Unconsolidated Joint Ventures	69,404		67,374
Net income	115,742		112,757
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(6,268)		(6,775)
Noncontrolling share of income of TRG	(25,988)		(25,277)
Distributions to participating securities of TRG	(2,396)		(2,300)
Preferred stock dividends	(23,138)		(23,138)
Net income attributable to Taubman Centers, Inc. common shareowners	57,952		55,267

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	358,579	404,125	321,866	389,685
EBITDA - outside partners' share	(26,091)	(194,382)	(26,315)	(184,539)
Beneficial interest in EBITDA	332,488	209,743	295,551	205,146
Beneficial share of gain on disposition (4)				(2,814)
Beneficial interest expense	(121,166)	(68,225)	(96,630)	(67,283)
Beneficial income tax expense - TRG and TCO	423	(2,900)	29	(2,825)
Beneficial income tax benefit - TCO	(110)		(315)
Non-real estate depreciation	(4,590)		(3,596)
Preferred dividends and distributions	(23,138)		(23,138)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	183,907	138,618	171,901	132,224

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	3,079	2,073	1,087	3,391
Country Club Plaza purchase accounting adjustments - minimum rents increase (decrease) at TRG%		1,522		34
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	112		174

(1) With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2) Certain expenses of Starfield Hanam, which were previously classified in "Other operating" expense, are now included in "Maintenance, taxes, utilities and promotion" expense. Amounts for 2017 have been reclassified to conform to the 2018 classification.

(3) During the year ended December 31, 2018, a net gain of $2.8 million was recognized for the fluctuation in the fair value of equity securities. In connection with the adoption of ASU No. 2016-01 on January 1, 2018, the Company now measures its equity securities at fair value with changes in value recorded through net income.

(4) During the year ended December 31, 2017, the joint venture that owns the Valencia Place office tower at Country Club Plaza recognized a $4.4 million gain ($2.8 million at TRG's share) and $0.7 million of income tax expense ($0.7 million at TRG's share) in connection with the sale of the office tower.

Taubman Centers/9

TAUBMAN CENTERS, INC.
Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP operating measures, including EBITDA, beneficial interest in EBITDA, Net Operating Income, and Funds from Operations. These measures are reconciled to the most comparable GAAP measures. Additional information as to the use of these measures are as follows.

EBITDA represents earnings before interest, income taxes, and depreciation and amortization of the Operating Partnership's consolidated and unconsolidated businesses. Beneficial interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes EBITDA and beneficial interest in EBITDA provide useful indicators of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases, and in formulating corporate goals and compensation. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, property taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity. In addition, The Mall of San Juan has been excluded from “comparable center” statistics as a result of Hurricane Maria and the expectation that the center’s performance will be impacted for the foreseeable future.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment writedowns of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the three months and year ended December 31, 2018, FFO and EBITDA were adjusted to exclude costs associated with shareowner activism, the fluctuation in the fair value of equity securities, and a restructuring charge. For the three months and year ended December 31, 2018, FFO was also adjusted for a charge recognized in connection with the write-off of deferred financing costs related to the early payoff of the Company's $475 million unsecured term loan. For the three months and year ended December 31, 2017, FFO and EBITDA were adjusted to exclude a restructuring charge, costs associated with shareowner activism, and a gain recognized upon conversion of the Company's remaining investment in Simon Property Group Limited Partnership Units (SPG LP Units) to common shares of Simon Property Group (SPG). For the year ended December 31, 2017, FFO was also adjusted for a charge recognized in connection with the partial write-off of deferred financing costs related to an amendment of the Company's primary unsecured revolving line of credit in February 2017. For the year ended December 31, 2017, EBITDA was also adjusted to exclude a gain recognized in connection with the sale of the Valencia Place office tower at Country Club Plaza.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

The Company provides its beneficial interest in certain financial information of its Unconsolidated Joint Ventures. This beneficial information is derived as the Company’s ownership interest in the investee multiplied by the specific financial statement item being presented. Investors are cautioned that deriving the Company’s beneficial interest in this manner may not accurately depict the legal and economic implications of holding a non-controlling interest in the investee.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds From Operations and Adjusted Funds From Operations
For the Three Months Ended December 31, 2018 and 2017
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2018			2017
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	3,079	61,065,282	0.05	20,251	60,737,750	0.33
Add impact of share-based compensation	8	308,898		40	367,344
Net income attributable to TCO common shareowners - diluted	3,087	61,374,180	0.05	20,291	61,105,094	0.33
Add depreciation of TCO's additional basis	1,617		0.03	1,617		0.03
Less TCO's additional income tax benefit	—		0.00	(28)		(0.00)
Net income attributable to TCO common shareowners, excluding step-up depreciation and additional income tax benefit	4,704	61,374,180	0.08	21,880	61,105,094	0.36
Add noncontrolling share of income of TRG and other	1,915	24,881,563		8,975	24,955,434
Add distributions to participating securities of TRG	599	871,262		577	871,262
Net income attributable to partnership unitholders and participating securities of TRG	7,218	87,127,005	0.08	31,432	86,931,790	0.36
Add (less) depreciation and amortization:
Consolidated businesses at 100%	54,950		0.63	44,848		0.52
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(2,120)		(0.02)	(1,888)		(0.02)
Share of Unconsolidated Joint Ventures	17,324		0.20	17,114		0.20
Non-real estate depreciation	(1,188)		(0.01)	(1,229)		(0.01)
Less impact of share-based compensation	(8)		(0.00)	(40)		(0.00)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	74,559	87,127,005	0.86	88,620	86,931,790	1.02
TCO's average ownership percentage of TRG - basic (1)	71.1%			70.9%
Funds from Operations attributable to TCO's common shareowners, excluding additional income tax benefit (1)	52,974		0.86	62,812		1.02
Add TCO's additional income tax benefit	—		0.00	28		0.00
Funds from Operations attributable to TCO's common shareowners (1)	52,974		0.86	62,840		1.02

Funds from Operations attributable to partnership unitholders and participating securities of TRG	74,559	87,127,005	0.86	88,620	86,931,790	1.02
Restructuring charge	1,019		0.01	9,785		0.10
Costs associated with shareowner activism	2,500		0.03	2,500		0.03
Fluctuation in fair value of equity securities	1,272		0.01
Gains on SPG common stock conversion				(11,613)		(0.13)
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG	79,350	87,127,005	0.91	89,292	86,931,790	1.03
TCO's average ownership percentage of TRG - basic (2)	71.1%			70.9%
Adjusted Funds from Operations attributable to TCO's common shareowners (2)	56,378		0.91	63,289		1.03

(1) For the three months ended December 31, 2018, Funds from Operations attributable to TCO's common shareowners was $52,257 using TCO's diluted average ownership percentage of TRG of 70.1%. For the three months ended December 31, 2017, Funds from Operations attributable to TCO's common shareowners was $61,946 using TCO's diluted average ownership percentage of TRG of 69.9%.

(2) For the three months ended December 31, 2018, Adjusted Funds from Operations attributable to TCO's common shareowners was $55,615 using TCO's diluted average ownership percentage of TRG of 70.1%. For the three months ended December 31, 2017, Adjusted Funds from Operations attributable to TCO's common shareowners was $62,387 using TCO's diluted average ownership percentage of TRG of 69.9%.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Year Ended December 31, 2018 and 2017
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2018			2017
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	57,952	60,994,444	0.95	55,267	60,675,129	0.91
Add impact of share-based compensation	85	283,271		114	365,366
Net income attributable to TCO common shareowners - diluted	58,037	61,277,715	0.95	55,381	61,040,495	0.91
Add depreciation of TCO's additional basis	6,468		0.11	6,468		0.11
Less TCO's additional income tax benefit	(110)		(0.00)	(315)		(0.01)
Net income attributable to TCO common shareowners, excluding step-up depreciation and additional income tax benefit	64,395	61,277,715	1.05	61,534	61,040,495	1.01
Add noncontrolling share of income of TRG and other	26,308	24,932,870		25,277	24,965,157
Add distributions to participating securities of TRG	2,396	871,262		2,300	871,262
Net income attributable to partnership unitholders and participating securities of TRG	93,099	87,081,847	1.07	89,111	86,876,914	1.03
Add (less) depreciation and amortization:
Consolidated businesses at 100%	179,275		2.06	167,806		1.93
Depreciation of TCO's additional basis	(6,468)		(0.07)	(6,468)		(0.07)
Noncontrolling partners in consolidated joint ventures	(7,600)		(0.09)	(7,464)		(0.09)
Share of Unconsolidated Joint Ventures	68,894		0.79	66,933		0.77
Non-real estate depreciation	(4,590)		(0.05)	(3,596)		(0.04)
Less beneficial gain on disposition, net of tax				(2,083)		(0.02)
Less impact of share-based compensation	(85)		(0.00)	(114)		(0.00)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	322,525	87,081,847	3.70	304,125	86,876,914	3.50
TCO's average ownership percentage of TRG - basic (1)	71.0%			70.8%
Funds from Operations attributable to TCO's common shareowners, excluding additional income tax benefit (1)	228,936		3.70	152,659		3.50
Add TCO's additional income tax benefit	110		0.00	315		0.00
Funds from Operations attributable to TCO's common shareowners (1)	229,046		3.71	152,974		2.49

Funds from Operations attributable to partnership unitholders and participating securities of TRG	322,525	87,081,847	3.70	304,125	86,876,914	3.50
Restructuring charge	596		0.01	13,848		0.16
Costs associated with shareowner activism	12,500		0.14	14,500		0.17
Fluctuation in fair value of equity securities	(2,801)		(0.03)
Gain on SPG common stock conversion				(11,613)		(0.13)
Partial write-off of deferred financing costs	382		0.00	413		0.00
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG	333,202	87,081,847	3.83	321,273	86,876,914	3.70
TCO's average ownership percentage of TRG - basic (2)	71.0%			70.8%
Adjusted Funds from Operations attributable to TCO's common shareowners (2)	236,513		3.83	227,619		3.70

(1) For the year ended December 31, 2018, Funds from Operations attributable to TCO's common shareowners was $226,013 using TCO's diluted average ownership percentage of TRG of 70.0%. For the year ended December 31, 2017, Funds from Operations attributable to TCO's common shareowners was $212,715 using TCO's diluted average ownership percentage of TRG of 69.8%.

(2) For the year ended December 31, 2018, Adjusted Funds from Operations attributable to TCO's common shareowners was $233,376 using TCO's diluted average ownership percentage of TRG of 70.0%. For the year ended December 31, 2017, Adjusted Funds from Operations attributable to TCO's common shareowners was $224,374 using TCO's diluted average ownership percentage of TRG of 69.8%.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended December 31, 2018 and 2017
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year Ended
	2018	2017	2018	2017
Net income	12,938	38,084	115,742	112,757
Add (less) depreciation and amortization:
Consolidated businesses at 100%	54,950	44,848	179,275	167,806
Noncontrolling partners in consolidated joint ventures	(2,120)	(1,888)	(7,600)	(7,464)
Share of Unconsolidated Joint Ventures	17,324	17,114	68,894	66,933
Add (less) interest expense and income tax (benefit) expense:
Interest expense:
Consolidated businesses at 100%	35,955	28,498	133,197	108,572
Noncontrolling partners in consolidated joint ventures	(3,008)	(3,004)	(12,031)	(11,942)
Share of Unconsolidated Joint Ventures	17,118	17,079	68,225	67,283
Income tax (benefit) expense:
Consolidated businesses at 100%	553	(270)	(231)	105
Noncontrolling partners in consolidated joint ventures	(58)	(47)	(192)	(134)
Share of Unconsolidated Joint Ventures	833	554	3,220	2,825
Share of income tax expense on disposition				731
Less noncontrolling share of income of consolidated joint ventures	(1,880)	(2,496)	(6,268)	(6,775)
Beneficial interest in EBITDA	132,605	138,472	542,231	500,697
TCO's average ownership percentage of TRG - basic	71.1%	70.9%	71.0%	70.8%
Beneficial interest in EBITDA attributable to TCO	94,216	98,146	384,895	354,740

Beneficial interest in EBITDA	132,605	138,472	542,231	500,697
Add (less):
Restructuring charge	1,019	9,785	596	13,848
Costs associated with shareowner activism	2,500	2,500	12,500	14,500
Fluctuation in fair value of equity securities	1,272		(2,801)
Gains on SPG common stock conversion		(11,613)		(11,613)
Beneficial share of gain on disposition				(2,814)
Adjusted Beneficial interest in EBITDA	137,396	139,144	552,526	514,618
TCO's average ownership percentage of TRG - basic	71.1%	70.9%	71.0%	70.8%
Adjusted Beneficial interest in EBITDA attributable to TCO	97,620	98,623	392,200	364,603

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Three Months Ended December 31, 2018, 2017, and 2016
(in thousands of dollars)
	Three Months Ended				Three Months Ended
	2018		2017		2017		2016
Net income	12,938		38,084		38,084		50,894
Add (less) depreciation and amortization:
Consolidated businesses at 100%	54,950		44,848		44,848		38,040
Noncontrolling partners in consolidated joint ventures	(2,120)		(1,888)		(1,888)		(1,826)
Share of Unconsolidated Joint Ventures	17,324		17,114		17,114		17,013
Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	35,955		28,498		28,498		24,440
Noncontrolling partners in consolidated joint ventures	(3,008)		(3,004)		(3,004)		(2,945)
Share of Unconsolidated Joint Ventures	17,118		17,079		17,079		15,665
Income tax expense (benefit):
Consolidated businesses at 100%	553		(270)		(270)		1,462
Noncontrolling partners in consolidated joint ventures	(58)		(47)		(47)		(30)
Share of Unconsolidated Joint Ventures	833		554		554		307
Income tax expense on SPG common stock conversion							466
Less noncontrolling share of income of consolidated joint ventures	(1,880)		(2,496)		(2,496)		(2,292)
Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	7,066		7,435		7,435		7,093
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	48,711		49,274		49,274		47,138
EBITDA at 100%	188,382		195,181		195,181		195,425
Add (less) items excluded from shopping center NOI:
General and administrative expenses	11,629		9,369		9,369		13,405
Management, leasing, and development services, net	(507)		(485)		(485)		(728)
Restructuring charge	1,019		9,785		9,785
Costs associated with shareowner activism	2,500		2,500		2,500		3,000
Straight-line of rents	(2,722)		(3,600)		(3,600)		(1,908)
Fluctuation in fair value of equity securities	1,272
Gains on SPG common stock conversions			(11,613)		(11,613)		(11,069)
Insurance recoveries - The Mall of San Juan	(108)		(1,101)		(1,101)
Dividend income	(580)		(1,091)		(1,091)		(974)
Interest income	(2,187)		(2,202)		(2,202)		(2,309)
Other nonoperating (income) expense	315		67		67		(4)
Unallocated operating expenses and other	8,809		12,443		12,443		12,574
NOI at 100% - total portfolio	207,822		209,253		209,253		207,412
Less NOI of non-comparable centers	(13,523)	(1)	(9,777)	(1)	(39,669)	(2)	(37,984)	(3)
NOI at 100% - comparable centers	194,299		199,476		169,584		169,428
NOI - growth %	(2.6)%				0.1%

NOI at 100% - comparable centers	194,299		199,476		169,584		169,428
Lease cancellation income	(337)		(2,890)		(2,699)		(3,325)
NOI at 100% - comparable centers excluding lease cancellation income	193,962		196,586		166,885		166,103
NOI at 100% excluding lease cancellation income - growth %	(1.3)%	(4)			0.5%

(1)	Includes Beverly Center, CityOn.Zhengzhou, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(2)	Includes Beverly Center, CityOn.Xi'an, CityOn.Zhengzhou, Country Club Plaza, International Market Place, The Mall of San Juan, and Starfield Hanam.
(3)
Includes Beverly Center, CityOn.Xi'an, Country Club Plaza, International Market Place, The Mall of San Juan, Starfield Hanam, and certain post-closing adjustments relating to the portfolio of centers sold to Starwood.

(4)
The NOI of the Company’s centers in China and South Korea have been translated using their respective average exchange rates for the periods presented. Using constant currency exchange rates, the growth in NOI at 100%, excluding lease cancellation income, presented would have been (1.2%) for the three months ended December 31, 2018.

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Year Ended December 31, 2018, 2017, and 2016
(in thousands of dollars)
	Year Ended				Year Ended
	2018		2017		2017		2016
Net income	115,742		112,757		112,757		188,151
Add (less) depreciation and amortization:
Consolidated businesses at 100%	179,275		167,806		167,806		138,139
Noncontrolling partners in consolidated joint ventures	(7,600)		(7,464)		(7,464)		(5,844)
Share of Unconsolidated Joint Ventures	68,894		66,933		66,933		53,012
Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	133,197		108,572		108,572		86,285
Noncontrolling partners in consolidated joint ventures	(12,031)		(11,942)		(11,942)		(10,331)
Share of Unconsolidated Joint Ventures	68,225		67,283		67,283		54,674
Income tax expense (benefit):
Consolidated businesses at 100%	(231)		105		105		1,746
Noncontrolling partners in consolidated joint ventures	(192)		(134)		(134)		(49)
Share of Unconsolidated Joint Ventures	3,220		2,825		2,825		622
Share of income tax expense on disposition			731		731
Income tax expense on SPG common stock conversion							466
Less noncontrolling share of income of consolidated joint ventures	(6,268)		(6,775)		(6,775)		(8,105)
Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	26,091		26,315		26,315		24,329
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	194,382		184,539		184,539		140,208
EBITDA at 100%	762,704		711,551		711,551		663,303
Add (less) items excluded from shopping center NOI:
General and administrative expenses	37,174		39,018		39,018		48,056
Management, leasing, and development services, net	(1,801)		(2,226)		(2,226)		(24,017)	(1)
Restructuring charge	596		13,848		13,848
Costs associated with shareowner activism	12,500		14,500		14,500		3,000
Straight-line of rents	(12,428)		(10,718)		(10,718)		(7,620)
Fluctuation in fair value of SPG common shares investment	(2,801)
Gain on SPG common stock conversions			(11,613)		(11,613)		(11,069)
Insurance recoveries - The Mall of San Juan	(1,234)		(1,101)		(1,101)
Gain on disposition			(4,445)		(4,445)
Gains on sales of peripheral land	(1,034)		(2,613)		(2,613)		(1,828)
Dividend income	(4,062)		(4,219)		(4,219)		(3,836)
Interest income	(7,797)		(7,251)		(7,251)		(6,488)
Other nonoperating income	291		(41)		(41)		(362)
Unallocated operating expenses and other	33,463		39,256		39,256		44,576
NOI at 100% - total portfolio	815,571		773,946		773,946		703,715
Less NOI of non-comparable centers	(57,786)	(2)	(47,878)	(2)	(149,950)	(3)	(90,229)	(4)
NOI at 100% - comparable centers	757,785		726,068		623,996		613,486
NOI - growth %	4.4%				1.7%

NOI at 100% - comparable centers	757,785		726,068		623,996		613,486
Lease cancellation income	(17,122)		(12,838)		(12,669)		(6,200)
NOI at 100% - comparable centers excluding lease cancellation income	740,663		713,230		611,327		607,286
NOI at 100% excluding lease cancellation income - growth %	3.8%	(5)			0.7%

(1)
Amount includes the lump sum payment of $21.7 million received in May 2016 in connection with the termination of the Company's third party leasing agreement for Crystals due to a change in ownership of the center.

(2)	Includes Beverly Center, CityOn.Zhengzhou, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(3)	Includes Beverly Center, CityOn.Xi'an, CityOn.Zhengzhou, Country Club Plaza, International Market Place, The Mall of San Juan, and Starfield Hanam.
(4)
Includes Beverly Center, CityOn.Xi'an, Country Club Plaza, International Market Place, The Mall of San Juan, Starfield Hanam, and certain post-closing adjustments relating to the portfolio of centers sold to Starwood.

(5)
The NOI of the Company’s centers in China and South Korea have been translated using their respective average exchange rates for the periods presented. Using constant currency exchange rates, the growth in NOI at 100%, excluding lease cancellation income, presented would have been 3.5% for the year ended December 31, 2018.

Taubman Centers/15

TAUBMAN CENTERS, INC.
Table 8 - 2019 Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for the Year Ended
	December 31, 2019

Funds from Operations per common share	$3.62	$3.74
Real estate depreciation - TRG	(2.64)	(2.53)
Distributions to participating securities of TRG	(0.03)	(0.03)
Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)
Net income attributable to common shareowners, per common share (EPS)	$0.84	$1.08